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                                  EXHIBIT 10.4

                                GENERAL RELEASE


         This General Release (the "Release") is being entered into as of the 31st day of December, 1997, between Kevin E. Lewis ("Lewis"), Cafeteria Operators, L.P., a Delaware limited partnership (the "Partnership"), and Furr's/Bishop's, Inc., a Delaware corporation (together with its subsidiaries and as a general partner of the Partnership, the "Company") in accordance with and as required by Sections 5(b) and 5(d) of the Consulting and Indemnity Agreement and General Release (the "Agreement") dated as of the 7th day of June, 1996. Any capitalized terms used but not defined herein shall have the definitions ascribed to them in the Agreement.

         WHEREAS, Sections 5(b) and 5(d) of the Agreement contemplate the execution and delivery by each of Lewis and the Company of a release in substantially the forms as set forth in Sections 3.A. and 3.B. hereof, respectively;

         WHEREAS, Lewis and the Partnership agree that, notwithstanding that Lewis is not resigning his position as Chairman of the Board as contemplated to occur by December 31, 1997, by Section 2(b) of the Agreement, the intent of
Section 5(b) and 5(d) of the Agreement is for each of Lewis and the Company to deliver the releases called for thereby simultaneous with the delivery of the $100,000 payment due and payable to Lewis on December 31, 1997, pursuant to
Section 4(c) of the Agreement, which payment is to occur and is being made simultaneously with the execution and delivery of this Release;

         WHEREAS, each of the Company and Lewis have determined that it is in their respective best interest to execute and deliver this Release.

         NOW, THEREFORE, in consideration of the above premises and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto enter into this Release on the terms as set forth below:

         1.      Consulting Services.

                 A. Service. The Company hereby acknowledges and agrees that Lewis has fulfilled his obligations under Section 3. of the Consulting Agreement.

                 B. Compensation. Lewis acknowledges and agrees that the Company has paid to Lewis all payments and other compensation (including reimbursement of any and all expenses related to any period on or prior to December 31, 1997) payable to Lewis pursuant to Section 4. of the Consulting Agreement, including without limitation amounts payable pursuant to Sections 4(b) and 4(c) of the Consulting Agreement, and that Lewis has no further claim against the Company for or entitlement to any amounts payable to Lewis under
Section 4. of the Consulting Agreement.

                 C. Kmart Assistance. The Company and Mr. Lewis acknowledge that the Company did not exercise the Kmart Assistance Request as contemplated by Section 3(d) of the Agreement and that such right terminates as of the date hereof. Therefore, the Company and Mr. Lewis acknowledge that neither party has any of the obligations imposed by, or benefits of, the exercise of the Kmart Assistance Request including, but not limited to, the compensation outlined in Section 4(e) of the Agreement.

         2. Access to and Return of Materials. Notwithstanding the provisions of Section 6. of the Consulting Agreement, the Company and Lewis agree that the reference to December 31, 1997, in Section 6(a) of the Consulting Agreement shall be deemed to refer to the date hereafter on which Lewis ceases to serve as a member of the Board of Directors of Furr's.
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         3.      Release.

                 A. Lewis Release. Lewis does hereby release, discharge and acquit the Company and its affiliates, parents, subsidiaries, and their respective officers, directors, employees, agents, representatives, successors, assigns, in their capacities as such (the "Released Parties"), from any and all causes of action, claims, demands, debts, liabilities, expenses or costs of court of any and every character and nature whatsoever, whether or not previously asserted, whether known or unknown, either in or arising out of the law of contracts, torts, property rights, statutes or ordinances as to all wrongful discharge claims, all tort, intentional tort, negligence, employee benefit claims and contract claims, any claim for attorneys' fees, costs, or expenses or any claim arising from any federal, state or local civil rights and/or employment law (including but not limited to, Title VII of the Civil Rights Act of 1964, the Texas Commission on Human Rights Act, The Age Discrimination in Employment Act, and the Americans With Disabilities Act) and/or wages, bonuses, commissions' at law or in equity, arising out of any matter at any time up to and including the date of execution of this Release; and any other matter whatsoever, it being the parties' intention that the scope and breadth of this Release be as broad and extensive as lawfully possible in order to lay to rest forever any potential controversies concerning any matters existing or occurring prior to the execution of this Release; provided, however, that Lewis does not intend by this Release to release, and does not release, any rights that he may have arising from the express terms of this Release, under any of the Other Agreements referenced in Section 7(a) of the Agreement, or, except as provided in Section 1.B. and 1.C. of this Release, the Agreement.

                 B. Company Release. The Company, on behalf of itself and each of its affiliates and, to the extent that it lawfully may bind them, their respective officers, directors, employees, agents representatives, successors and assigns, in their capacities as such (the "Releasing Parties"), do hereby release, discharge and acquit Lewis from any and all causes of action, claims, demands, debts, liabilities' expenses or costs of court of any and every character and nature whatsoever, whether or not previously asserted whether known or unknown, either in or arising out of the law of contracts, torts, property rights, statutes or ordinances, at law or in equity, arising out of any matter at any time up to and including the date of execution of this Release; it being the parties' intention that the scope and breadth of this Release be as broad and extensive as lawfully possible in order to lay to rest forever any potential controversies concerning any makers existing or occurring prior to the execution of this Release; provided, however, that the Company does not intend by this Release to release, and does not release, any rights that any Releasing Party may have arising from (i) the express terms of this Release or, except as provided in Section 1.A. and 1.C. of this Release, the Agreement, (ii) under any of the Other Agreements referenced in Section 7(a) of the Agreement, or (iii) any claim or cause of action that the Company or its affiliates may have that relate to or arise from Lewis' knowingly fraudulent, dishonest or willful misconduct, or receipt of any personal profit or advantage that he is not legally entitled to receive

         IN WITNESS WHEREOF, the parties have signed this Release effective as of December 31. 1997.

                                  /s/
                                  --------------------------------------------
                                  Kevin E Lewis

                                  FURR'S/BISHOP'S, INC.

                                  By:      /s/ Theodore J. Papit
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                                  Its:     President
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                                  CAFETERIA OPERATORS, L.P.
                                  Furr's/Bishop's, Inc.,
                                  Its General Partner

                                  By:      /s/ Theodore J. Papit
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                                  Its:     President
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